UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2006

WILLIS LEASE FINANCE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28774	68-0070656
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

2320 Marinship Way, Suite 300
Sausalito, California 94965
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 275-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 30, 2006, Willis Lease Finance Corporation (the “Company”) entered into an Underwriting Agreement with Ferris, Baker Watts, Incorporated as representative of the underwriters (collectively, the “Underwriters”), relating to the sale and issuance of an aggregate of 3,200,000 shares of the Company’s 9.0% cumulative redeemable Series A Preferred Stock (the “Series A Preferred Stock”). The Company also granted an option to the Underwriters to purchase up to an additional 480,000 shares of Series A Preferred Stock within 30 days after the date of the Prospectus, to cover over-allotments, if any.

The Series A Preferred Stock carries a monthly dividend of $0.075 per share, with a $10.00 liquidation preference per share. The offering is expected to close on February 7, 2006 and the first dividend is expected to be paid on March 15, 2006. The net proceeds to the Company, before expenses and after deducting underwriting discounts and financial advisory fee, are expected to be approximately $30,320,000 without exercise of over-allotment option.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The following information and exhibit are furnished pursuant to Item 7.01, “Regulation FD Disclosure”. This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

On February 1, 2006, the Company issued a Press Release announcing the pricing of the offering. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

The Company hereby furnishes the following exhibits with this report:

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 30, 2006

99.1	Press Release issued February 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2006

WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Robert M. Warwick
Robert M. Warwick
Executive Vice President and
Chief Financial Officer